                                                                      Exhibit 21
                            LYONDELL CHEMICAL COMPANY
                                   SUBSIDIARIES

Name                                         Type of Entity      Jurisdiction
----                                         --------------      ------------
ARCO Chemical Properties, L.P.               limited partnership  Delaware
ARCO Chemical Technology, Inc.               holding corporation  Delaware
ARCO Chemical Technology, L.P.               limited partnership  Delaware
ARCO Chemical Technology Management, Inc.    holding corporation  Delaware
Equistar Chemicals, LP                       limited partnership  Delaware
Eurogen C.V.                                 limited partnership  Netherlands
Lyondell Asia Pacific, Ltd.                  corporation          Delaware
Lyondell Australia Pty Limited               corporation          Australia
Lyondell Bayer MFG Maasvlakte VOF            general partnership  Netherlands
Lyondell Centennial Corp.                    holding corporation  Delaware
Lyondell Chemical Canada Inc.                corporation          Canada
Lyondell Chemical Central Europe Ges.m.b.H.  corporation          Austria
Lyondell Chemical Delaware Company           holding corporation  Delaware
Lyondell Chemical (Deutschland) GmbH         corporation          Germany
Lyondell Chemical Espana Co.                 corporation          Delaware
Lyondell Chemical Europe, Inc.               corporation          Delaware
Lyondell Chemical Foreign Sales Corporation  corporation          Virgin Islands
Lyondell Chemical Holding Company            holding corporation  Delaware
Lyondell Chemical International Company      holding corporation  Delaware
Lyondell Chemical Italia S.r.L.              corporation          Italy
Lyondell Chemical Overseas Services, Inc.    corporation          Delaware
Lyondell Chemical Pan America, Inc.          corporation          Delaware
Lyondell Chemical Products Europe, Inc.      corporation          Delaware
Lyondell Chemical Wilmington, Inc.           corporation          Delaware
Lyondell Chemie International B.V.           corporation          Netherlands
Lyondell Chemie Investment Nederland B.V.    corporation          Netherlands
Lyondell Chemie Nederland B.V.               corporation          Netherlands
Lyondell Chemical Nederland, Ltd.            corporation          Delaware
Lyondell Chemie (PO11) B.V.                  corporation          Netherlands
Lyondell Chemie (POSM) B.V.                  corporation          Netherlands
Lyondell Chemie Technologie Nederland B.V.   corporation          Netherlands
Lyondell Chemie Utilities B.V.               corporation          Netherlands
Lyondell Chimie France Corporation           holding corporation  Delaware
Lyondell Chimie France SNC                   partnership          France
Lyondell Chimie TDI SCA                      corporation          France
LYONDELL-CITGO Refining LP                   limited partnership  Delaware
Lyondell Funding, LLC                        limited liability    Delaware
Lyondell France, Inc.                        holding corporation  Delaware
Lyondell General Methanol Company            corporation          Delaware
Lyondell Greater China, Ltd.                 corporation          Delaware
Lyondell Indonesia, Inc.                     corporation          Delaware
Lyondell Intermediate Holding Company        corporation          Delaware
Lyondell Japan, Inc.                         corporation          Japan
Lyondell Limited Methanol Company            corporation          Delaware
Lyondell Methanol Company, L.P.              limited partnership  Delaware
Lyondell Petrochemical G.P. Inc.             holding corporation  Delaware
Lyondell Petrochemical L.P. Inc.             holding corporation  Delaware
Lyondell PO11 C.V.                           limited partnership  Netherlands
Lyondell POJVLP1, LLC                        limited liability    Delaware
Lyondell POJVLP2, LLC                        limited liability    Delaware
Lyondell POJVLP3, LLC                        limited liability    Delaware
Lyondell POJVGP, LLC                         limited liability    Delaware
Lyondell POTechLP, Inc.                      holding corporation  Delaware

                                                                      Exhibit 21
                            LYONDELL CHEMICAL COMPANY
                                   SUBSIDIARIES
                                   (Continued)

NAME                                      Type of Entity           Jurisdiction
----                                      --------------           ------------
Lyondell POTechGP, Inc.                   holding corporation      Delaware
Lyondell Quimica do Brasil, Ltda.         corporation              Brazil
Lyondell Refining LP, LLC                 limited liability        Delaware
Lyondell Refining Company                 holding corporation      Delaware
Lyondell South Asia PTE Ltd.              corporation              Singapore
Lyondell Taiwan, Inc.                     corporation              Delaware
Lyondell Thailand, Ltd.                   corporation              Delaware
Nihon Oxirane Co., Ltd.                   corporation              Japan
POSM Delaware, Inc.                       holding corporation      Delaware
PO Offtake, LP                            limited partnership      Delaware
PO JV, LP                                 limited partnership      Delaware
POSM II Limited Partnership, L.P.         limited partnership      Delaware
POSM II Properties Partnership, L.P.      limited partnership      Delaware
Seinehaven BDO2 C.V.                      limited partnership      Netherlands
Steamelec B.V.                            corporation              Netherlands
Technology JV, LP                         limited partnership      Delaware
Lyondell-Equistar Holdings Partners       partnership              Delaware
Novolen Technology Holdings C.V.          partnership              Netherlands